UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2006

                             MILLER PETROLEUM, INC.
             (Exact name of registrant as specified in its charter)

          TENNESSEE                033-02249-FW               62-1028629
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

 3651 BAKER HIGHWAY, HUNTSVILLE, TENNESSEE                     37756
 (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (423) 663-9457

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 21, 2006, Miller Petroleum, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with its President, Ernest Payne. The following summary is qualified in its entirety by reference to the text of the Agreement, which will be attached as an exhibit to the Company's Form 10-QSB for the period ended January 31, 2006.

The Employment Agreement is for a term of three years commencing on February 21, 2006. It provides for an annual base salary of $200,000 and eligibility for annual merit increases and additional bonuses at the discretion of the Board of Directors of the Company. Pursuant to the terms of the Employment Agreement, Mr. Payne will also be granted 500,000 restricted shares of the Company's common stock.

In addition, the Employment Agreement contains restrictive covenants which prohibit Mr. Payne from (i) associating with a business that is competitive with the Company's business during the term of his employment by the Company and for a three year period following the termination of Mr. Payne's employment, (ii) soliciting the Company's employees and customers other than in connection with his duties thereunder and (iii) divulging the confidential information of the Company.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MILLER PETROLEUM, INC.
                                              (Registrant)


Date: February 27, 2006                       By: /s/ Deloy Miller
                                                  ------------------------------
                                                  Deloy Miller
                                                  Chief Executive Officer













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